UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2021

Aemetis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36475	26-1407544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, CA 95014

(Address of Principal Executive Office) (Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Title of class of registered securities	Ticker Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	AMTX	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Real Estate Purchase Agreement – Riverbank Industrial Complex Parcel B

On December 14, 2021, Aemetis Properties Riverbank, Inc. (“Aemetis Properties Riverbank”), a wholly-owned subsidiary of Aemetis, Inc. (the “Company”), entered into a Real Estate Purchase and Sale Agreement (the “Purchase Agreement”) by and between Aemetis Properties Riverbank and the City of Riverbank, California (the “City”) to purchase an approximately 24.40 acre parcel of real estate located at 5300 Claus Road in the city of Riverbank, California (the “Purchased Property”), including all improvements located thereon (the “Transaction”). Under the terms of the Purchase Agreement, Aemetis Properties Riverbank will pay the City a purchase price of $1,200,000 for the Transaction, consisting of a $50,000 deposit paid upon execution and delivery of the Purchase Agreement and the balance to be paid at the closing, which is subject to customary closing conditions for transactions of this type, including completion of title and environmental due diligence. There can be no assurance that the Transaction will be consummated. Upon consummation of the Transaction, Aemetis Properties Riverbank will develop and operate the Purchased Property in accordance with certain covenants provided in the Purchase Agreement.

The summary of the Purchase Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 10.1 hereto.

Lease and Development Agreement – Riverbank Industrial Complex Parcel A

On December 14, 2021, Aemetis Properties Riverbank entered into a Lease Disposition and Development Agreement (the “Lease and Development Agreement”) by and between Aemetis Properties Riverbank and the City to lease approximately 80.93 acres of real estate in two parcels located at 5300 Claus Road in the city of Riverbank, California (the “Leased Property”) for a 15 year term (the “Lease”), commencing 60 days after the date of the Lease and Development Agreement (the “Lease Commencement Date”).  As initial consideration for the Lease, Aemetis Properties Riverbank will pay the City (i) an initial payment of $100,000 within 15 days of the effective date of the Lease and Development Agreement and (ii) an additional $450,000 to be paid in 18 equal monthly installments commencing 45 days after the effective date of the Lease and Development Agreement. Additionally, Aemetis Properties Riverbank will pay the City, starting at the first anniversary of the Lease Commencement Date, a yearly lease consideration of $145,000. If Aemetis Properties Riverbank has not, within the tenth anniversary of the Lease Commencement Date, met certain conditions of operating or substantially commencing construction of a renewable fuels plant on the Leased Property, then starting in year eleven of the Lease, Aemetis Properties Riverbank will pay to the City a supplemental lease consideration, which adds $50,000 incremental lease payment each year.

The Leased Property includes several buildings and structures that were part of the former Riverbank Army Ammunition Plant, and the entire facility is being transitioned from its current U.S. ownership to private redevelopment pursuant to the Defense Base Closure and Realignment Act of 1900. The Leased Property is on the U.S. EPA’s National Priorities List due to contamination during Army operation, and the Army is conducting ongoing groundwater and surface cleanup activities which will continue as the Army’s responsibility. Upon commencement of the Lease, Aemetis Properties Riverbank will serve as the master developer for the development, maintenance and improvement of the Leased Property in accordance with certain obligations, plans and conditions provided within the Lease and Development Agreement. Aemetis Properties Riverbank has agreed to spend a minimum of $450,000 on improvements to the Leased Property within one year of the Lease Commencement Date, with the specific improvements to be agreed to by the City and Aemetis Properties Riverbank.

Pursuant to the terms of the Lease and Development Agreement, Aemetis Properties Riverbank will have the option to purchase the Leased Property for a consideration of $8,800,000 by providing a notice to purchase not more than 6 months prior to the termination of the Lease.

Simultaneously with the execution of the Lease and Development Agreement, the Company and the City entered into a Guaranty Agreement, dated December 14, 2021 (the “Guaranty Agreement”), pursuant to which the Company guaranteed certain obligations of Aemetis Properties Riverbank under the Lease and Development Agreement, including payment of the initial and annual lease considerations.

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The summary of the Lease and Development Agreement and the Guaranty Agreement in this report does not purport to be complete and is qualified by reference to such agreements, which are filed as Exhibit 10.2 and Exhibit 10.3 hereto, respectively.

Real Estate Purchase Agreement – Riverbank Industrial Complex Parcels 2 and 2A

On December 14, 2021, Aemetis Properties Riverbank entered into a second Real Estate Purchase and Sale Agreement (the “Second Purchase Agreement”) by and between Aemetis Properties Riverbank and the City to purchase approximately 21.60 acres of real estate in two parcels located at 5300 Claus Road in the city of Riverbank, California (the “Parcel 2/2A Property”), including all improvements located thereon. The Parcel 2/2A Property is currently owned by the U.S. Army, which plans to convey it to the City pursuant to a negotiated sale under the Defense Base Closure and Realignment Act of 1990. Under the terms of the Second Purchase Agreement, Aemetis Properties Riverbank will pay the City a purchase price equal to the price the City pays the Army for the property, plus $50,000 additional for the City’s expenses.  The transfer date and the price have not yet been determined and are subject to approval by Aemetis Properties Riverbank. The transfer is also subject to customary closing conditions for transactions of this type, including completion of title and environmental due diligence. There can be no assurance that the purchase of the Parcel 2/2A property will be consummated.

The summary of the Second Purchase Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 10.4 hereto.

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Item 9.01 Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1*	Real Estate Purchase and Sale Agreement, dated as of December 14, 2021
10.2*	Lease Disposition and Development Agreement, dated as of December 14, 2021
10.3	Guaranty Agreement, dated as of December 14, 2021
10.4*	Real Estate Purchase and Sale Agreement, dated as of December 14, 2021
104	Cover Page Interactive Data File

_________________

*

Certain schedules and attachments referenced in the Exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEMETIS, INC.

December 20, 2021	By:	/s/ Eric A. McAfee
	Name:	Eric A. McAfee
	Title:	Chief Executive Officer
(Principal Executive Officer)

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